Exhibit 10.27

AMENDMENT NO. 2 TO

AMENDED AND RESTATED JOINT VENTURE AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED JOINT VENTURE AGREEMENT (this “Amendment”) is made and entered into as of May 13, 2011, by and between NEVADA LANDING PARTNERSHIP, an Illinois general partnership (the “Nevada Group”), and RBG, L.P., an Illinois limited partnership (the “Illinois Group”).

W I T N E S S E T H:

WHEREAS, the Nevada Group and the Illinois Group are the Partners of Elgin Riverboat Resort-Riverboat Casino, an Illinois general partnership (the “Joint Venture”), each with a fifty percent (50%) Partnership Interest;

WHEREAS, the Joint Venture is governed by that certain Amended and Restated Joint Venture Agreement, made and entered into as of June 25, 2002, as amended by that certain Amendment No. 1, made and entered into as of April 25, 2005 (as amended, the “JV Agreement”);

WHEREAS, pursuant to Section 7.1 of the JV Agreement, the management and control of the Joint Venture is vested in the Committee, which is currently comprised of six (6) members, three (3) of whom were appointed by the Illinois Group and three (3) of whom were appointed by the Nevada Group;

WHEREAS, Dan Azark and Ken Rosevear have each voluntarily resigned from the Committee, resulting in two (2) vacancies on the Committee;

WHEREAS, pursuant to Section 11.10 of the JV Agreement, the JV Agreement may only be amended in a document duly executed by each Partner; and

WHEREAS, the Partners desire to amend the JV Agreement to, among other things, reduce the number of members of the Committee to four (4).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the JV Agreement.

2. Amendments related to the Committee.

(i) Section 7.1 of the JV Agreement is hereby amended to replace the second sentence of the first paragraph of Section 7.1 (which, for the avoidance of doubt, begins with the words “The Committee shall at all times consist of …”) with the following:

“The Committee shall at all times consist of four (4) members of whom two (2) shall be appointed by the Illinois Group and two (2) by the Nevada

Group; provided, however, no Partner having a Partnership Percentage of twenty-five percent (25%) or less shall be entitled to appoint members to the Committee, and the size of the Committee shall be permanently reduced by the number of members which such Partner would otherwise have been entitled to appoint.”

(ii) Section 7.1 of the JV Agreement is hereby amended to replace the second full paragraph of Section 7.1 (which, for the avoidance of doubt, begins with the words “The Committee shall meet at least once each quarter …”) with the following:

“The Committee shall meet at least once each calendar quarter at the offices of the Joint Venture or such other times or places as the Committee shall determine (unless such meeting shall be waived by all members thereof) or on the call of any two (2) members upon two (2) days notice to all members in person, by mail or by facsimile. An agenda for each meeting shall be prepared in advance by the Partners in consultation with each of the other. Three (3) members of the Committee, present, in person or by proxy, shall constitute a quorum (unless the Committee shall then consist of less than three (3) members, in which event all members shall be required for a quorum). A concurring vote of at least three (3) members of the Committee shall govern all its actions (unless the Committee shall then consist of less than three (3) members, in which event unanimous action is required). The Committee may act without a meeting if a written consent thereto is signed by all of the members of the Committee entitled to vote with respect to the subject matter thereof. The Committee shall cause written minutes to be prepared of all action taken by the Committee and shall deliver a copy thereof to each member of the Committee within thirty (30) days thereafter.”

3. Amendments Relating to Transfers. Section 9.5 of the JV Agreement is hereby amended to replace the fourth full paragraph of Section 9.5 (which, for the avoidance of doubt, begins with the words “Anything herein contained to the contrary notwithstanding . . .”) with the following:

“Anything herein contained to the contrary notwithstanding, no person, including, without limitation, a substitute Partner in the Joint Venture admitted in connection with the transfer of any Partnership Interest, shall have the right to appoint any member of the Committee unless such person or entity shall own more than a twenty-five percent (25%) Partnership Percentage, and each Partner owning more than a twenty-five percent, but less than a fifty percent (50%), Partnership Percentage shall be entitled to appoint one (1) member of the Committee. Each Partner owning at least a fifty percent (50%) Partnership Interest shall be entitled to appoint two (2) members of the Committee.”

4. Amendment to Notice Provision. Section 11.2 of the JV Agreement is hereby amended to replace the second sentence of Section 11.2 (which, for the avoidance of doubt, begins with the words “All notices or other communications …”) with the following:

“All notices or other communications shall be addressed to the parties at their respective addresses as set forth on the signature pages hereof, and in the case of notice or other communications addressed to the Illinois Group, with a copy to Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606; Attention: Michael A. Pucker.”

5. Matters related to the Committee.

(i) The Illinois Group hereby reaffirms the appointment of Peter Liguori and Martha Sabol as its members of the Committee, each to act in such capacity until his or her successor shall have been duly appointed and qualified in accordance with the JV Agreement or, if earlier, his or her death, resignation or removal.

(ii) The Nevada Group hereby reaffirms the appointment of Corey Sanders and William Martin as its members of the Committee, each to act in such capacity until his or her successor shall have been duly appointed and qualified in accordance with the JV Agreement or, if earlier, his or her death, resignation or removal.

6. Matters Related to Notices. The current notice addresses of the Partners are as follows:

Illinois Group:

RBG, L.P.

c/o HCCA, L.L.C.

71 South Wacker Drive

Suite 4600

Chicago, Illinois 60606

Nevada Group:

Nevada Landing Partnership

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: John M. McManus

7. No Other Amendments. Except as specifically amended hereby, the JV Agreement shall continue in full force and effect as written.

8. Governing Law. This Amendment is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Illinois without regard to Illinois’s conflict of laws principles.

9. Captions. All article and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision hereof.

10. Severability. If any provision of this Amendment or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to such person or circumstances, other than as to which it is so determined invalid or unenforceable shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

11. Entire Agreement. The JV Agreement, as amended hereby, and that certain letter agreement, dated April 25, 2005, between the Illinois Group and the Nevada Group regarding the appointment of the Illinois Group as the Managing Joint Venture Partner, contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. All references in the JV Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the JV Agreement as amended hereby.

12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered by each of the other parties hereto.

13. Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Amendment.

14. Illinois Gaming Laws. All of the provisions of this Amendment are subject to the Illinois Riverboat Gambling Act and the rules and regulations of the Illinois Gaming Board.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

PARTNERS:

ILLINOIS GROUP

RBG, L.P., an Illinois limited partnership

By:	HCCA, L.L.C., its general partner

	By:	/s/ Peter M. Liguori
Name: Peter M. Liguori
Title: Operational Manager

NEVADA GROUP

NEVADA LANDING PARTNERSHIP, an Illinois general partnership

By:	M.S.E. INVESTMENTS, INCORPORATED, a general partner

	By:	/s/ Corey Sanders
Name: Corey Sanders
Title: Authorized Signatory